UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2008

JWH GLOBAL TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22887 (Commission File Number)	36-4113382 (IRS Employer Identification No.)

c/o R.J. O’Brien Fund Management, LLC

222 South Riverside Plaza

Suite 900

Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 373-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Effective April 30, 2008, Ms. Helen D. McCarthy resigned her position as Chief Financial Officer of R.J. O’Brien Fund Management, LLC (“RJOFM”), the managing owner of the JWH Global Trust (the “Trust”).

(b)	The Board of Directors of RJOFM has appointed Thomas J. Anderson to serve as Chief Financial Officer of the Trust. His appointment is effective May 5, 2008.

Mr. Anderson will serve as the Chief Financial Officer of RJOFM, and also as the Chief Financial Officer of R.J. O’Brien & Associates, LLC, the futures broker of the Trust (“RJOB”). He joined RJOB and RJOFM in May 2008. Prior to serving in these positions, Mr. Anderson served as Senior Vice President and Group Chief Operating officer for Newedge Financial Inc. (formerly known as Calyon Financial Inc.), a derivatives brokerage firm, from December 2006 to April 2008. From December 2000 through December 2006, Mr. Anderson served as Newedge’s Senior Vice President and Chief Financial Officer. Before joining Newedge, Mr. Anderson served in several capacities (including Assistant Controller, Controller and Chief Financial Officer) from July 1990 to December 2000 at Lind-Waldock & Company, a retail futures brokerage firm. From September 1987 to July 1990, Mr. Anderson was a Senior Auditor for Checkers, Simon & Rosner.

Mr. Anderson does not have an employment arrangement with the Trust. Mr. Anderson does not have any familial relationships with any other person involved in the management of the Trust. There are no arrangements between Mr. Anderson and any other person pursuant to which he was selected an officer of RJOFM. Mr. Anderson is not and has not been involved in any transactions to which the Trust or RJOFM was a participant and in which Mr. Anderson has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JWH Global Trust (Registrant)

Date: April 30, 2008
By: /s/ Annette A. Cazenave Annette A. Cazenave Senior Vice President R.J. O’Brien Fund Management, Inc., Managing Owner